UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The Advisors’ Inner Circle Fund

(Exact name of registrant as specified in its charter)

Massachusetts (State of incorporation or organization)	See Below (IRS Employer Identification No.)
One Freedom Valley Drive Oaks, Pennsylvania (Address of principal executive offices)	19456 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Edgewood Growth ETF	NYSE Arca, Inc.	41-5215838

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 033-42484

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Shares is set forth in Post-Effective Amendment No. 383 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 033-42484; 811-06400), which description is incorporated herein by reference, as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001398344-26-010653 on June 9, 2026. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2.	Exhibits

A.	Registrant’s Agreement and Declaration of Trust, dated July 18, 1991, as amended and restated February 18, 1997, is incorporated herein by reference to Exhibit 28(a)(1) of Post-Effective Amendment No. 362 to the Registrant’s Registration Statement on Form N-1A (File No. 033-42484), filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001398344-22-025119 on December 29, 2022 (the “Registrant’s Registration Statement”).

B.	Amendment No. 1, dated May 15, 2012, to the Registrant's Agreement and Declaration of Trust, is incorporated herein by reference to Exhibit 28(a)(2) of Post-Effective Amendment No. 190 to the Registrant's Registration Statement on Form N-1A (File No. 033-42484), filed with the SEC via EDGAR Accession No. 0001135428-12-000262 on May 23, 2012.

C.	Amendment No. 2, dated August 18, 2020, to the Registrant's Agreement and Declaration of Trust, is incorporated herein by reference to Exhibit 28(a)(3) of Post-Effective Amendment No. 335 to the Registrant's Registration Statement on Form N-1A (File No. 033-42484), filed with the SEC via EDGAR Accession No. 0001398344-21-010106 on May 10, 2021.

D.	Registrant’s Second Amended and Restated By-Laws (the “By-Laws”) are incorporated herein by reference to Exhibit 28(b) of Post-Effective Amendment No. 179 to the Registrant’s Registration Statement on Form N-1A (File No. 033-42484), filed with the SEC via EDGAR Accession No. 0001135428-12-000087 on February 28, 2012.

E.	Amendment No. 1, dated May 20, 2020, to the By-Laws, is incorporated herein by reference to Exhibit 28(b)(2) of Post-Effective Amendment No. 329 to the Registrant’s Registration Statement on Form N-1A (File No. 033-42484), filed with the SEC via EDGAR Accession No. 0001398344-20-011801 on June 1, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The Advisors’ Inner Circle Fund

Date: July 15, 2026	By:	/s/ Matthew M. Maher
	Name:	Matthew M. Maher
	Title:	Vice President and Secretary